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8-K/A


                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of SFX Broadcasting, Inc. dated June 16, 1997, of our report dated January 17, 1997, relating to the combined financial statements of The Secret Stations: Indianapolis and Pittsburgh ("Stations"), included in SFX Broadcasting Inc.'s previously filed Form 8-K dated
January 21, 1997. It should be noted that we have not audited any financial statements of the Stations subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
June 13, 1997